Deloitte &
Touche                           ----------------    -----------------------
                                 One Capital Place   Telephone: 345-949-7500
                                 P.O. Box 1787 GT    Facsimile: 345-949-8238
                                 Grand Cayman        E-Mail: @deloitte.com.ky
                                 Cayman Islands


                                                               Exhibit 11(b)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 23 to Registration Statement (No. 2-84751) of The 59 Wall Street Trust on behalf of The 59 Wall Street Money Market Fund (one of the series constituting The 59 Wall Street Trust) of our report dated August 7, 1998, relating to U.S. Money Market Portfolio, incorporated herein by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading, "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement


/s/DELOITTE & TOUCHE
October 26, 1998